UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2015

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15295 (Commission File Number)	25-1843385 (I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California (Address of principal executive offices)	91360 (Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01    Other Information

On February 3, 2015, Teledyne Technologies Incorporated ("Teledyne") issued a press release announcing that it has entered into an accelerated share repurchase agreement with a financial institution to repurchase 1,500,000 shares of Teledyne’s common stock, pursuant to the company’s 2,500,000 share repurchase program authorized on January 27, 2015.
Under the agreement, dated February 2, 2015, Teledyne will immediately purchase shares from a financial institution, which will purchase an equivalent number of shares on the open market over the term of the transaction. Teledyne may receive, or be required to remit, a price adjustment based on a volume weighted average price of Teledyne’s common stock. This accelerated repurchase transaction is subject to customary terms and conditions and is expected to be completed in the fourth quarter of 2015. A copy of the press release is attached hereto as Exhibit 99.1.
In addition to the share repurchase program authorized on January 27, 2015, a total of 342,148 shares of common stock remain available for repurchase under the program previously authorized by the Board of Directors in October 2011.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1	Press Release of Teledyne Technologies Incorporated announcing accelerated share repurchase program dated February 3, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:    /s/ Susan L. Main

Susan L. Main
Senior Vice President and Chief Financial Officer

Dated February 3, 2015

EXHIBIT INDEX
Description

Exhibit 99.1	Press Release of Teledyne Technologies Incorporated announcing accelerated share repurchase program dated February 3, 2015.